                                                                    Exhibit 10.2


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR AN OPINION OF COUNSEL TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.


                          SUBORDINATED PROMISSORY NOTE

                                                            New York, New York
As of December 1, 2000


          Section 1.  General.  FOR VALUE RECEIVED, McNAUGHTON APPAREL GROUP
                      -------
INC., a Delaware corporation (the "Maker"), hereby promises to pay to the order of SUSAN SCHNEIDER (the "Payee"), at c/o Bruce A. Madnick, Friedman Alpren & Green, LLP, 1700 Broadway, New York, New York 10019 (except that the Payee may require that payments shall be made to the Payee at such other address as the Payee shall from time to time designate in writing to the Maker), the principal sum of FOURTEEN MILLION ONE HUNDRED SIXTY THOUSAND DOLLARS ($14,160,000), plus interest thereon, in lawful money of the United States of America, which, subject to the terms and conditions hereof, shall be payable to the Payee on the payment dates and in the amounts set forth herein.

          Section 2.  Definitions.
                      -----------

          "Agreement of Purchase and Sale" shall mean the Agreement of Purchase and Sale dated as of April 15, 1998, as amended, by and among JJ Acquisition Corp. (now known as Jeri-Jo Knitwear, Inc.), Norton McNaughton, Inc. (now known as McNaughton Apparel Group Inc.), Jeri-Jo Knitwear Inc. (now known as JJK II Inc.), Jamie Scott, Inc. and the stockholders of Jamie Scott, Inc. (now known as JJK III Inc.).

          "August Subordinated Promissory Notes" shall mean the Subordinated Promissory Notes of the Maker dated August 29, 2000 issued to the Payee and the Other Payees in the original aggregate principal amount of $10,000,000.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code, 11 U.S.C.
(S) 101 et seq.
        -- ---

          "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in The City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

          "Common Stock" shall mean common stock, $.01 par value, of the Maker.

          "December Subordinated Promissory Notes" shall mean this Note and the other Subordinated Promissory Notes of the Maker dated the date hereof issued to the Other Payees.

          "Financing Agreement" shall mean the Second Amended and Restated Financing Agreement dated as of November 29, 2000, among the Maker, Norton McNaughton of Squire, Inc., Miss Erika, Inc., Jeri-Jo Knitwear, Inc., Banc of America Commercial Corporation, The CIT Group/Commercial Services, Inc., Fleet Capital Corporation and the other lenders from time to time party thereto, (together with all other Loan Documents, as defined in such Second Amended and Restated Financing Agreement), as any of such has been heretofore amended and as any of such may be further supplemented, amended, modified, restated, renewed, replaced, refinanced, substituted, extended or refunded, from time to time.

          "Indenture" shall mean the Indenture dated as of June 18, 1998, among the Maker, Norton McNaughton of Squire, Inc., Norty's, Inc., Miss Erika, Inc., Jeri-Jo Knitwear, Inc. and United States Trust Company of New York, as heretofore supplemented and as may be further supplemented, amended, modified, restated, renewed, replaced, refinanced, substituted, extended or refunded, from time to time.

          "Interest Rate" shall mean a rate equal to the interest rate payable from time to time in respect of non-overadvance, non-term loan revolving credit borrowings under Section 2.06(a) of the Financing Agreement. The Interest Rate shall change as of when the above interest rate changes, and shall be computed on the same basis as the computation of the above interest rate.

          "Maker" shall have the meaning provided in Section 1.

          "Market Price Factor" shall mean the lower of (i) $13.00 (as such number shall be adjusted for stock splits, stock dividends and similar events) and (ii) the Market Value (determined on the basis of a 20-business day average) of a share of Common Stock on the date of the occurrence of an Event of Default (as defined in Section 9 hereof).

          "Market Value" shall mean, for any day, the last sales price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sales price for the Common Stock on the Nasdaq National Market, in each such case, averaged over a period of 20 consecutive Business Days prior to the day as of which Market Value is being determined.

          "New Financing" shall mean the debt financing contemplated by the Financing Agreement, as such may be supplemented, amended, modified, restated, renewed, replaced, refinanced, substituted, extended, or refunded, from time to time.

          "New Financing Advance" shall mean the principal portion of the New Financing which are term loans to the Maker and/or its subsidiaries and/or which are advances to the Maker and/or its subsidiaries in excess of 85% of the eligible accounts receivable and 60% of the eligible inventory of the Maker and its subsidiaries.

          "Other Payees" shall mean the other payees of subordinated promissory notes of the Maker dated the date hereof and aggregating (together with this Note) $59,000,000.

          "Payee" shall have the meaning provided in Section 1.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Proceeding" shall have the meaning provided in Section 5.2.

          "Pro Rata Excess Proceeds" shall mean (x) the amount of cash proceeds received by the Maker from the consummation of any underwritten public offering of a Common Stock effected after the date hereof which are in excess of (i) all underwriting commissions and discounts and all other costs and expenses of such offering and (ii) all New Financing Advances, multiplied by (y) 40%.

          "Senior Debt" shall have the meaning provided in Section 5.8.

          "Senior Debt Agent" shall mean the Administrative Agent, as defined under the Financing Agreement, and following the repayment in full of all Obligations owing under, and as defined in, the Financing Agreement, any agent or any trustee, in any case, for the holders of Senior Debt.

          "Senior Debt Documents" shall mean and include each of the documents, instruments and other agreements, including the Financing Agreement and the Indenture, evidencing, governing or securing, or otherwise relating to the incurrence by the Maker and/or its subsidiaries of, the Senior Debt, as in effect on the date hereof, and as the same may be entered into, supplemented, amended, modified, restated, renewed, replaced, refinanced, substituted, extended or refunded from time to time.

          "Senior Notice Office" shall mean the office of the Senior Debt Agent at The CIT Group/Commercial Services, Inc., 1211 Avenue of the Americas, New York, NY 10036, Attn: Charles Carbone, Vice President; with copies to Banc of America Commercial Corporation 1372 Broadway, New York, NY 10018, Attn: Fred Hoffmann, Vice President and United States Trust Company of New York, 114 West 47 Street, 25th Floor, New York, NY 10036-1532, Attn: Corporate Trust Administration.

          "Subordinated Debt" shall mean:

     (a) all principal of and interest on this Note, including post-petition interest (whether or not such post-petition interest is allowed as a claim under the Bankruptcy Code);

     (b) all other amounts (including all costs and expenses) payable under the Subordinated Debt Document; and

     (c) any and all supplements, amendments, modifications, restatements, renewals, replacements, refinancings, substitutions, extensions or refundings of any of the amounts referred to in clauses (a) and (b) above.

          "Subordinated Debt Document" shall mean this Note, as supplemented, amended, modified, restated, renewed, replaced, refinanced, substituted, extended or refunded from time to time.

          "Subordinated Notice Office" shall mean the office of the Payee at c/o Bruce A. Madnick, Friedman Alpren & Green, LLP, 1700 Broadway, New York, New York 10019, or such other office as the Payee may designate to the Maker and to the Senior Note Office in writing from time to time.

          "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

          Section 3.  Principal.  Subject to Section 7 hereof, until all
                      ---------
principal outstanding hereunder shall have been paid in full, the Maker shall make quarterly payments of principal to the Payee on the first Business Day of each fiscal quarter of the Maker commencing after the date hereof in the principal amount of $600,000, or such lesser amount as may be at the time outstanding hereunder; provided, that, all principal amounts outstanding hereunder shall be due and payable in full on November 30, 2003.

          Section 4.  Interest. The Maker shall pay interest on the unpaid
                      --------
principal amount hereof from the date hereof until payment of the principal amount hereof has been made in full, at the Interest Rate, payable monthly in arrears commencing on January 2, 2001, and ending with the final payment of the principal due hereunder.

          Section 5.  Subordination.
                      -------------

          5.1  Subordinated Debt Subordinate to Senior Debt.  The Maker
               --------------------------------------------
covenants and agrees, and, by the acceptance hereof, the Payee covenants and agrees, that, to the extent and in the manner hereinafter set forth in this
Section 5, the Subordinated Debt is hereby expressly made subordinate and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt. The provisions of this Section 5 shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any agent of such holder. The lenders and the agents under the Financing Agreement, the trustee under the Indenture and any other holders of Senior Debt are third-party beneficiaries of the provisions of this Note and are entitled to rely hereon and enforce the provisions hereof.

          5.2  Payment Over of Proceeds Upon Dissolution.  In the event of (i)
               -----------------------------------------
any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith relative to the Maker, any of its subsidiaries, or to any of their assets, (ii) any liquidation, dissolution or other winding up of the Maker or any of its subsidiaries, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Maker or any of its subsidiaries (any of the foregoing events in clauses (i), (ii) or (iii), a "Proceeding"), then and in any such event:

          (a) The holders of Senior Debt shall be entitled to receive indefeasible payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, before the Payee is entitled to receive any payment on account of the Subordinated Debt; and

          (b) Any payment or distribution of assets of the Maker or any of its subsidiaries of any kind or character whether in cash, property or securities, by set-off or otherwise, to which the Payee would be entitled but for the provisions of this Note (other than in any event any payment or distribution in the form of equity securities (including Common Stock) or subordinated securities of the Maker or any successor obligor with respect to Senior Debt provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities are, subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Debt is subordinate to the Senior Debt as provided in this Note), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Senior Debt Agent, to be applied ratably according to the aggregate amounts remaining unpaid on account of the principal of and interest and premium (if any) on the Senior Debt, to the extent necessary to make indefeasible payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          (c) In the event that, notwithstanding the foregoing provisions of this Section 5.2, the Payee shall have received any such payment or distribution of assets of the Maker or any of its subsidiaries of any kind or character, whether in cash, property or securities (but excluding any payment of the character described in the parenthetical clause in the foregoing clause (b)), before all Senior Debt is indefeasibly paid in full in cash, then and in such event such payment or distribution shall be held in trust for the holders of the Senior Debt and immediately paid over or delivered to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Maker or any of its subsidiaries for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to indefeasibly pay all Senior Debt in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          (d) If the Payee shall have failed to file claims or proofs of claim with respect to the Subordinated Debt in any Proceeding earlier than 30 days prior to the deadline for any such filing, the Payee hereby appoints and empowers the Senior Debt Agent (i) to file such claims or proofs of claim and/or
(ii) if the Payee shall fail to vote any such claim at least five Business Days prior to the expiration of the time to vote such claim, to vote such claim; provided that the Senior Debt Agent shall have no obligation to file and/or vote any such claim. Absent any such failure to file or vote, the Payee shall have and continue to have full and absolute discretion over the filing and voting of such claims in any manner and in substance as the Payee may determine in its sole discretion. If the Senior Debt Agent votes any such claim in accordance with the provisions of this subsection, the Payee shall not be entitled to modify, revoke or withdraw such vote. The Payee shall execute and deliver, at the expense of the holders of the Senior Debt, such agreements, instruments and documents as the Senior Debt Agent may reasonably request to carry out the provisions of this subsection.

          5.3  No Payment.  (a)  No payment of cash or other property shall be
               ----------
made by the Maker, or accepted, retained or demanded by the Payee, on account of the Subordinated Debt unless and until the Senior Debt shall have been indefeasibly paid in full in cash, except that (i) the Maker may pay and the Payee may accept and retain cash payments of principal pursuant to Sections 3 and 6 hereof and of interest pursuant to Section 4 hereof, provided that no such principal or interest payments shall be made by the Maker, or accepted, retained or demanded by the Payee, after the occurrence and during the continuance of an event of default under any of the Senior Debt Documents or which would result from the making of any such payment (the Maker hereby agrees that, notwithstanding such event of default, interest on the Note shall continue to accrue), and (ii) the Maker may issue shares of Common Stock and the Payee may accept and retain such shares of Common Stock pursuant to and in accordance with the terms of Section 9(a)(i) hereof.

          (b) In the event that, notwithstanding the foregoing, the Payee shall have received any payment of cash or other property prohibited by the foregoing provisions of this Section 5.3, then and in such event such payment shall be held in trust for the holders of the Senior Debt and immediately paid over and delivered forthwith to the Senior Debt Agent for application to the Senior Debt remaining unpaid.

          (c) The provisions of this Section 5.3 shall not apply to any payment with respect to which Section 5.2 hereof would be applicable.

          5.4  Provisions Solely to Define Relative Rights.  The provisions of
               -------------------------------------------
this Section 5 are and are intended solely for the purpose of defining the relative rights of the holder of the Subordinated Debt on the one hand and the holders of Senior Debt on the other hand. Without in any way limiting the generality of the foregoing statement, nothing contained in this Note is intended to or shall impair, as between the Payee and the Maker, the obligations of the Maker, which are unconditional and absolute, to pay to the Payee all obligations and liabilities under this Note as and when the same shall become due and payable in accordance with their respective terms, or is intended to or shall affect the relative rights of the Payee and any creditors of the Maker (other than the holders of the Senior Debt in accordance with the subordination provisions of this Note).

          5.5  No Waiver of Subordination Provisions.  No right of any present
               -------------------------------------
or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or any of its subsidiaries or by any act or failure to act by such holder under the Senior Debt Documents or hereunder, or by any non-compliance by the Maker or any of its subsidiaries with the terms, provisions and covenants of this Note, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing sentence, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Payee, without incurring responsibility to the Payee and without impairing or releasing the subordination provided in this Note or the obligations hereunder of the Payee to the holders of Senior Debt, do any one or more of the following: (a) supplement, amend, modify, restate, replace, refinance, substitute, extend or refund the Financing Agreement, the Indenture or any other agreement or instrument evidencing or governing any Senior Debt, or change the manner, place or terms of payment or extend the time of payment of, or renew or alter, any Senior Debt or any agreement or instrument evidencing or governing the same or any agreement under which any Senior Debt is outstanding; (b) foreclose on, sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Debt; (c) release any Person liable in any manner for the collection of any Senior Debt; and (d) exercise or refrain from exercising any rights against the Maker and any other Person.

          5.6  Reliance on Judicial Order or Certificate of Liquidating Agent.
               --------------------------------------------------------------
Upon any payment or distribution of assets of the Maker or any of its subsidiaries, referred to in this Section 5, the Payee and the Senior Debt Agent shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Payee for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other indebtedness of the Maker or any of its subsidiaries the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.

          5.7  Restriction on Rights and Remedies.  Notwithstanding anything
               ----------------------------------
contained herein to the contrary, or in any Senior Debt Document, but without limiting the Payee's sole and exclusive rights and remedies under Section 9(a) hereof, the Payee shall not at any time (i) accelerate any portion of the Subordinated Debt, (ii) initiate or join in any judicial proceeding (including a Proceeding) or judicial or other action (whether or not in a judicial forum) to collect any portion of the Subordinated Debt or (iii) otherwise initiate or join in any judicial proceeding or judicial or other action in respect of the Subordinated Debt against the Maker or any of its subsidiaries.

          5.8  Definition of Senior Debt.  "Senior Debt" shall mean:
               -------------------------

          (a) all principal of and interest (including interest at the applicable post-default interest rate) and premium (if any) on the Obligations (as defined in the Financing Agreement), including post-petition interest (whether or not such post-petition interest is allowed as a claim under the Bankruptcy Code);

          (b) all principal of and interest (including interest at the applicable post-default interest rate) and premium (if any) on any loan or other indebtedness under any New Financing, including post-petition interest (whether or not such post-petition interest is allowed as a claim under the Bankruptcy
Code);

          (c) all principal of and interest (including interest at the applicable post-default interest rate) and premium (if any) on the Securities (as defined in the Indenture), including post-petition interest (whether or not such post-petition interest is allowed as a claim under the Bankruptcy Code);

          (d) all other amounts (including all costs, expenses, indemnities, commitment and other fees) payable under the Financing Agreement, the Factoring Agreements (as defined in the Financing Agreement), the Indenture or the agreements and instruments evidencing or governing any New Financing, or otherwise payable to any of the holders of the Senior Debt under any of the Senior Debt Documents; and

          (e) any and all supplements, amendments, modifications, restatements, renewals, replacements, refinancings, substitutions, extensions or refundings of any of the amounts referred to in clauses (a), (b), (c) and (d) above.

The Senior Debt shall be considered outstanding whenever any commitment to extend credit is outstanding under the Financing Agreement or under other agreement or instrument evidencing or governing Senior Debt.

          5.9  Notices.  By its acceptance of the benefits of this Note, the
               -------
Payee and the holders of the Senior Debt and the Senior Debt Agent agree that
(a) all notices or communications to be given by the Payee under this Agreement to the holders of Senior Debt or the Senior Debt Agent shall be given at the Senior Notice Office and (b) all notices or communications to be given by the holders of the Senior Debt or the Senior Debt Agent under this Agreement to the Payee shall be given at the Subordinated Notice Office.

          5.10  Amendments.  This Section 5 may not be amended, changed, waived,
                ----------
discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the requisite Lenders under the Financing Agreement and by the trustee under the Indenture, and no such amendment, change, waiver, discharge or termination of this Section 5 shall require the consent of the Maker.

          Section 6.  Prepayment.  (a) The Maker may at any time and from time
                      ----------
to time prepay the whole or any part of the unpaid principal amount of this Note, without penalty or premium, but with interest accrued to the date fixed for prepayment. Any prepayment of this Note in part under this subsection (a) shall be applied first to the amount of accrued and unpaid interest through the date of such prepayment and second to principal payable hereunder on a pro rata basis in the order of maturity. It is understood and agreed by the Maker and, by the acceptance hereof, the Payee that, notwithstanding Section 6(b) of the August Subordinated Promissory Notes and notwithstanding the Agreement of Purchase and Sale, no prepayment shall be made or required to be made on any of the August Subordinated Promissory Notes with Pro Rata Excess Proceeds unless and until the December Subordinated Promissory Notes shall have been paid in full with Pro Rata Excess Proceeds.

          (b) On the date on which the Maker consummates an underwritten public of Common Stock for cash, the Maker shall apply any Pro Rata Excess Proceeds to the prepayment of this Note, with any such prepayment first being applied to the amount of accrued and unpaid interest through the date of prepayment and second to principal payable hereunder in the reverse order of maturity.

          Section 7.  Payment Delays.  Notwithstanding anything to the contrary
                      --------------
contained herein, until such time as any and all New Financing Advances are repaid in full, the quarterly payments of principal due pursuant to Section 3 hereof may be postponed, at the option of the Maker (without notice to the Payee); after which time such quarterly payments shall be due and payable by the Maker on the first Business Day of each fiscal quarter occurring immediately following the repayment of such New Financing Advances and otherwise in accordance with Section 3 hereof.

          Section 8.  Affirmative Covenants.  So long as any principal or
                      ---------------------
interest on this Note shall remain unpaid, Maker shall:

          (a)  Compliance with Laws. Comply, and cause its subsidiaries to
               ---------------------
comply, with all applicable material laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, except to the extent contested in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof.

          (b)  Preservation of Existence. Maintain and preserve, and cause each
               -------------------------
of its material subsidiaries to maintain and preserve, its existence, rights, and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, except where the failure to preserve its rights and privileges and to qualify and be in good standing would not have a material adverse effect on the business of the Maker and its subsidiaries taken as a whole.

          (c)  Keeping of Records and Books of Account. Keep, and cause its
               ---------------------------------------
subsidiaries to keep, adequate records and books of account, with entries made in accordance with generally accepted accounting principles in the United States of America as in effect from time to time.

          (d)  Maintenance of Insurance. Maintain for itself and its
               ------------------------
subsidiaries, with responsible and reputable insurance companies or associations, insurance with respect to their properties and business, in such amounts and covering such risks as is carried generally in accordance with sound business practices by companies in similar businesses similarly situated.

          Section 9.  Events of Default and Remedies.  (a) Upon the occurrence
                      ------------------------------
and during the continuance of an Event of Default (as defined below), the Payee shall have the right (together with an Elected Remedy (as defined below), as the Payee's sole and exclusive remedy), upon written notice to the Maker, to declare (a "Declaration") the entire amount under this Note due and owing and, following such declaration, the Payee may (together with a Declaration, as the Payee's sole and exclusive remedy), at its written election given to the Maker within 15 Business Days after the occurrence of such Event of Default, either (an "Elected Remedy") (i) cause the Maker to issue a fraction of a share of Common Stock to the Payee for each dollar in outstanding principal amount in default equal to one (1) divided by the Market Price Factor and, in such case, this Note shall be deemed paid in full or (ii) elect to have this Note remain outstanding and, subject to the terms and conditions hereof, including without limitation Section 5 hereof, due and payable, and, in such case, no shares of Common Stock shall be issued by the Maker to the Payee; provided that the failure by the Payee to deliver such written election to the Maker in a timely manner shall terminate the right of the Payee to make such election and the Maker shall have the right to make such election on behalf of the Payee.

          (b) For purposes of Section 9(a) above, the occurrence and continuance of each of the following shall constitute an "Event of Default" under this Note: (a) failure by the Maker to pay the principal of or interest on this Note within five (5) Business Days' after the due date therefor, (b) any Proceeding shall be instituted against the Maker and either such Proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such Proceeding shall occur, (c) the Maker shall voluntarily institute any Proceeding, (d) acceleration of any of the Senior Debt, (e) in a single or series of related transactions, the sale of all or substantially all of the assets of the Maker or the sale by the holders thereof (whether by merger or otherwise) of a majority of the voting capital stock of the Maker (determined on a fully diluted basis) and (f) the occurrence and continuance of an event of default under any of the subordinated promissory notes of the Maker dated the date hereof to the Other Payees. The Maker hereby agrees to notify the Payee of the occurrence of an Event of Default.

          Section 10.  Governing Law.  This Note shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.

          Section 11.  Severability and Facsimile.  If any term of provision of
                       --------------------------
this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby. This Note may be executed by the Payee by facsimile and by the Maker and the Payee in counterparts.

                               *       *       *

          IN WITNESS WHEREOF, this Note has been executed by the Maker hereof by an officer duly authorized so to do.



                          McNAUGHTON APPAREL GROUP INC.

                          By:  /s/ Amanda J. Bokman
                              -------------------------------------
                              Name:  Amanda J. Bokman
                              Title:  Vice President and Chief Financial Officer



Acknowledged and agreed to foregoing,
including Section 5 hereof:



/s/ Susan Schneider
---------------------------
Susan Schneider